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                                                                       Exhibit 4

          INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA


                         Gaston Federal Bancorp, Inc.
                            Gastonia, North Carolina


          $1.00 par value common stock--fully paid and non assessable

This certifies that _____________________ is the owner of ______ shares of the common stock of Gaston Federal Bancorp, Inc. (the "Corporation"), a Federal corporation.

The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate in not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be affixed hereto.

Dated: __________  __, 1998


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         Secretary                                            President
                              [SEAL APPEARS HERE]
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                         GASTON FEDERAL BANCORP, INC.

     The Corporation may provide in supplementary sections of its charter for one or more classes of preferred stock, which shall be separately identified. The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares evidenced by this Certificate are subject to a limitation contained in the Corporation's Stock Holding Company Charter to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 5% of the outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit. The Limit shall not be applicable to Gaston Federal Holdings, MHC, the Corporation's mutual holding company parent, or an acquisition of Common Stock by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

     The shares represented by this Certificate may not be cumulatively voted on any matter.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -                      Custodian
                         --------------------           --------------------
                               (Cust)                          (Minor)

                         Under Uniform Gifts to Minors Act

                         ----------------------------------------------
                                            (State)

    Additional abbreviations may also be used though not in the above list

For value received,                               hereby sell, assign and
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transfer unto

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PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


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   (please print or typewrite name and address including postal zip code of assignee)

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                                                                       Shares of
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the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
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Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,
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In the presence of            Signature:

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NOTE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE
STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.